UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

ABL Facility

On October 31, 2014, Kindred Healthcare, Inc. (“Kindred”) entered into a third amendment and restatement agreement (the “ABL Amendment Agreement”) among Kindred, the consenting lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “ABL Agent”). The ABL Amendment Agreement amends and restates the ABL Credit Agreement dated as of June 1, 2011, as amended by that certain Amendment No. 1 to the ABL Credit Agreement dated as of October 4, 2012 and as further amended and restated by that certain Amendment and Restatement Agreement dated as of August 21, 2013 and that certain Second Amendment and Restatement Agreement dated as of April 9, 2014 (the “Existing ABL Facility”), among Kindred, the lenders from time to time party thereto and the ABL Agent.

The ABL Amendment Agreement, among other items, modifies certain provisions related to the issuance of notes into an escrow account. Upon the consummation of Kindred’s previously disclosed acquisition of Gentiva Health Services, Inc. and the satisfaction of certain other conditions, the ABL Amendment Agreement further amends and restates the Existing ABL Facility to, among other items, modify certain provisions related to the incurrence of debt and the making of acquisitions, investments and restricted payments. The ABL Amendment Agreement does not modify the maturity date of the revolving commitments thereunder or the applicable interest rate margins applicable to any borrowings thereunder.

The description of the ABL Amendment Agreement is qualified by the full text of the ABL Amendment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	Third Amendment and Restatement Agreement dated as of October 31, 2014, by and among Kindred Healthcare, Inc., the Consenting Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

*	Kindred will furnish supplementally to the SEC upon request a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, Inc.

November 3, 2014	By:	/s/ Joseph L. Landenwich
		Name:	Joseph L. Landenwich
		Title:	Co-General Counsel and Corporate Secretary